EXHIBIT 2

CONSENT OF CARTER HOLMES PLLC
ATTORNEYS AND COUNSELORS AT LAW

HOGE CARTER HOLMES & GAMEROS pllc
ATTORNEYS AND COUNSELORS
HAMPTON COURT
4311 OAK LAWN AVE.
SUITE 600
DALLAS, TEXAS 75219
---------------------------

STEVEN B. HOLMES
TELEPHONE (214) 765-6000
FACSIMILE (214) 292.9354
E-MAIL SHOLMES@CARTER-HOLMES.COM

August 26, 2002

Board of Directors
Dallas Railroad Company
2603 Fairmount, Suite 200
Dallas, Texas 75201

Re: Dallas Railroad Company
        Registration Statement on Form SB-2

Gentlemen:

We have been retained by Dallas Railroad Company (the “Company”) in connection with the Registration Statement (the “Registration Statement”) on Form SB-2, to be filed by the Company with the Securities and Exchange Commission relating to the offering of securities of the Company. You have requested that we render our opinion as to whether or not the securities proposed to be issued on terms set forth in the Registration Statement will be validly issued, fully paid, and non-assessable.

In connection with the request, we have examined the following:

         1. Articles of Incorporation of the Company;

         2. Bylaws of the Company;

         3. The Registration Statement; and

         4. Unanimous consent resolutions of the Company's Board of Directors.

We have examined such other corporate records and documents and have made such other examinations as we have deemed relevant.

Based on the above examination, we are of the opinion that the securities of the Company to be issued pursuant to the Registration Statement are validly authorized and, when issued in accordance with the terms set forth in the Registration Statement, will be validly issued, and fully paid, and non-assessable under the corporate laws of the State of Nevada.

We consent to our name being used in the Registration Statement as having rendered the foregoing opinion and as having represented the Company in connection with the Registration Statement.

Sincerely,

HOGE CARTER HOLMES & GAMEROS pllc

/s/ Steven B. Holmes

Steven B. Holmes

SBH